EXHIBIT 1

                              JOINT FILING AGREEMENT

                    In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Snyder Oil Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such Statement. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 11th day of March, 1994.

                                     UNION PACIFIC CORPORATION

                                     By: /s/ Carl W. von Bernuth
                                     Name:   Carl W. von Bernuth
                                     Title:  Senior Vice President
                                             and General Counsel

                                     RESOURCES HOLDING, INC.

                                     By: /s/ Edward J. Jones
                                     Name:   Edward J. Jones
                                     Title: President

                                     UNION PACIFIC RESOURCES
                                       COMPANY

                                     By: /s/ George Lindahl, III
                                     Name:   George Lindahl, III
                                     Title:  President